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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No.
333-      ) of our report dated December 19, 1997, on our audits of the financial statements and financial statement schedules of Coyne International Enterprises Corp. We also consent to the references to our firm under the caption "Experts".

Pricewaterhouse Coopers LLP



Syracuse, New York
July 30, 1998


                        Report of Independent Accounts

Board of Directors
Coyne International Enterprises Corp.

In connection with our audits of the consolidated financial statements of Coyne International Enterprises Corp. and Subsidiaries as of October 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 21 herein.

In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

Pricewaterhouse Coopers LLP

Syracuse, New York
December 19, 1997